     As filed with the Securities and Exchange Commission on October 8, 2002

                                                     Registration No. 333-72664

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------
                         Post Effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               -------------------

                             EVEREST RE GROUP, LTD.
             (Exact name of registrant as specified in its charter)


             Bermuda                                         N/A
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
         incorporation)

c/o ABG Financial & Management Services Inc.            Stephen L. Limauro
             Parker House                          Everest Global Services, Inc.
   Wildey Business Park, Wildey Road                  477 Martinsville Road
       St. Michael, Barbados                             P.O. Box 830
             (246) 228-7398                Liberty Corner, New Jersey 07938-0830
   (Address, including zip code, and                    (908) 604-3000
telephone number, including area code, of   (Name, address, including zip code,
Registrant's principal executive offices)     and telephone number, including
                                              area code, of agent for service)



                                -----------------


                                    Copy to:

                           Richard Warren Shepro, Esq.
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                          Chicago, Illinois 60603-3441
                                 (312) 782-0600

                                -----------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

       TERMINATION OR OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

     Pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 1, 2001, as amended on November 8, 2001 (Registration No. 333-72664) (the "Registration Statement"), the Registrant registered its common shares with a maximum aggregate offering price of $575,000,000. On February 27, 2002, pursuant to the Registration Statement, the Registrant sold 5,000,000 common shares with an aggregate offering price of $346,250,000. In accordance with an undertaking made in Item 17 of the Registration Statement, the Registrant hereby terminates the offering pursuant to the Registration Statement and removes from registration, by means of this Post Effective Amendment No. 1 to the Registration Statement, the $228,750,000 of remaining securities registered under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Everest Re Group, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of October, 2002.

                          EVEREST RE GROUP, LTD.




                          By: /s/ Stephen L. Limauro
                              ------------------------------------------
                          Stephen L. Limauro
                          Executive Vice President, Chief Financial Officer and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 8th day of October, 2002.

Signature                      Title
---------                      -----

       *                       Chairman and Chief Executive Officer and Director
-------------------------      (Principal Executive Officer and Authorized U.S.
Joseph V. Taranto              Representative)


/s/ Stephen L. Limauro         Executive Vice President, Chief Financial Officer
-------------------------      and Treasurer
Stephen L. Limauro             (Principal Financial Officer)

       *                       Director
-------------------------
Martin Abrahams

       *                       Director
-------------------------
Kenneth J. Duffy

       *                       Director
-------------------------
John R. Dunne

       *                       President and Chief Operating Officer
-------------------------      and Director
Thomas J. Gallagher

                               Director
-------------------------
William F. Galtney, Jr.

/s/ Keith T. Shoemaker         Comptroller
-------------------------      (Principal Accounting Officer)
Keith T. Shoemaker

* By:    /s/ Stephen L. Limauro
         ------------------------------------
         Stephen L. Limauro, Attorney-in-Fact

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